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                                                                     EXHIBIT 5.1

                              NEUMAN & DRENNEN, LLC
                                Attorneys at Law

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                                                 TEMPLE-BOWRON HOUSE                           Denver Office
                                                  1507 PINE STREET                    4643 South Ulster Street, #1480
                                               BOULDER, COLORADO 80302                    Denver, Colorado 80237

     Clifford L. Neuman, P.C.                 Telephone: (303) 449-2100                  Telephone: (303) 221-4700
  E-mail: clneuman@neuman.com                 Facsimile: (303) 449-1045                  Facsimile: (303) 488-3454
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                               September 27, 2002


Cell Robotics International, Inc.
2715 Broadbent Parkway N.E.
Albuquerque, New Mexico 87107

         RE: S.E.C. REGISTRATION STATEMENT ON FORM S-8


Ladies and Gentlemen:

We have acted as legal counsel for Cell Robotics International, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-8 identified above (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale of up to 2,000,000 shares of Common Stock of the Company (the "Common Stock"). The Common Stock may be offered and sold by the Company pursuant to the Company's 2002 Stock Purchase Plan in the manner set forth in the Registration Statement.

In connection therewith, we have examined: (a) the Registration Statement; (b) the Articles of Incorporation and Bylaws of the Company; and (c) the relevant corporate proceedings of the Company. In addition to such examination we have reviewed such other proceedings, documents, and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

         1. The Company has been legally incorporated and is validly existing and in good standing under the laws of the State of Colorado.

         2. The Common Stock issuable under the Company's 2002 Stock Purchase Plan, upon payment therefor as more fully described in the Plan, will be validly and lawfully issued, fully paid and nonassessable securities of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                               Very truly yours,


                                               /s/ NEUMAN & DRENNEN, LLC